UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NATIONAL TECHNICAL SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

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www.nts.com

NEWS RELEASE FOR October 30, 2013

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Michael El-Hillow, CFO
jill@allencaron.com	mike.el-hillow@nts.com
Len Hall (media)	Aaron Cohen, Vice Chairman
len@allencaron.com	aaron.cohen@nts.com
(949) 474-4300	(818) 591-0776

National Technical Systems Announces Date of Special Shareholder Meeting

Calabasas, CA (October 30, 2013)…National Technical Systems, Inc. (NASDAQ: NTSC) (“NTS”), a leading provider of testing and engineering services, today announced that it has set the date of a Special Meeting of Shareholders to be held on November 19, 2013, at 2:00 pm Pacific Time. The meeting will be held in the Dallas Room at the Los Angeles Airport Marriott Hotel, in Los Angeles, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 15, 2013 (the “merger agreement”), by and among Nest Parent, Inc. (“Parent”), Nest Merger Sub, Inc. (“Merger Sub”) and NTS, and approve the transactions contemplated thereby, including the merger (this proposal is referred to as the “merger agreement proposal”);

2. To consider and vote, on an advisory (non-binding) basis, upon specified compensation that may become payable to the named executive officers of NTS in connection with the merger;

3. To consider and vote upon a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal; and

4. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

The holders of record of NTS common stock, no par value per share, at the close of business on September 20, 2013, are entitled to notice of and to vote at the special meeting or at any adjournment thereof. The affirmative vote of the holders of a majority of the outstanding shares of NTS common stock entitled to vote at the special meeting is required to approve the merger agreement proposal.

If the merger is completed, each share of NTS common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $23.00 in cash, without interest and less applicable withholding taxes. If the merger is completed, NTS will cease to be a publicly traded company.

The NTS board of directors formed a special committee of three disinterested and independent directors to, among other things, review and evaluate the merger agreement proposal. The NTS board of directors has unanimously, and in accordance with the unanimous recommendation of the special committee, approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of NTS and its shareholders. The NTS board of directors unanimously recommends that NTS shareholders vote “FOR” the merger agreement proposal. Additionally, the NTS board of directors unanimously recommends that NTS shareholders vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of NTS in connection with the merger, and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal.

Further details of the special meeting are contained in a proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (“SEC”) on October 28, 2013, and which was mailed on October 29, 2013 to the holders of record of NTS common stock at the close of business on September 20, 2013.

About National Technical Systems

National Technical Systems is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive, energy and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

Forward-Looking Statements

This press release contains “forward looking statements” regarding the acquisition of NTS and other future events. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the merger; (2) the failure to satisfy the conditions to the merger; and (3) the failure to obtain shareholder approval for the merger. Factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filing on Form 10-K for the fiscal year ended January 31, 2013. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NTS undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information:

In connection with the proposed merger, NTS filed a proxy statement concerning the proposed merger with the SEC on October 28, 2013. The proxy statement and other materials that NTS may file with the SEC contain important information regarding the merger, including, among other things, the recommendation of the Company’s board of directors with respect to the merger. SHAREHOLDERS ARE URGED TO READ BOTH THE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS THAT NTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You may obtain a copy of the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to National Technical Systems, Inc., 24007 Ventura Blvd., Calabasas, CA 91302, Attention: Corporate Secretary.

NTS and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTS’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of NTS is included in the Company’s Form 10-K filed with the SEC on April 30, 2013. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement that NTS filed with SEC on October 28, 2013.

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